SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

                                        FORM 8-K

                                                                                    Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 6, 2005

Optimal Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Canada

(State or Other Jurisdiction of Incorporation)

0-28572	98-0160833
(Commission File Number)	(IRS Employer Identification No.)

3500 de Maisonneuve Blvd. W., 2 Place Alexis-Nihon, Suite 1700, Montreal, Quebec, Canada H3Z 3C1

(Address of Principal Executive Offices, Including Zip Code)

(514) 738-8885

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240, 14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 6, 2005 (the “Closing Date”), Optimal Payments Corp. (“OPC”), a Delaware corporation and wholly-owned subsidiary of Optimal Group Inc. (the “Registrant”), as purchaser, entered into an agreement (the “Purchase Agreement”) with United Bank Card, Inc. (“UBC”), a New Jersey corporation, as seller, pursuant to which OPC acquired all of UBC’s rights, entitlements and interests (the “Purchased Rights”) to certain revenue streams and residual payments attributable to a portfolio of merchant processing (the “Portfolio”) representing approximately 15,500 merchant locations, for cash consideration of US$44 million. The Purchase Agreement is governed by the laws of the State of New Jersey.

The Purchase Agreement provides for a minimum contribution margin to be earned by OPC. UBC’s chief executive officer and sole shareholder has provided a personal guarantee in the amount of US$2,500,000 as security for UBC’s payment of any contribution margin shortfalls.

UBC undertook to provide to OPC, within 10 business days of the Closing Date, an irrevocable revolving standby letter of credit in the initial amount of US$10,000,000, to be reduced annually by 17.5%, as collateral security for the prompt and complete payment to OPC of all monies, revenues streams, residuals or any amounts whatsoever relating to, in respect of or on account of the Purchased Rights.

In connection with the Purchase Agreement, UBC, its shareholders and affiliates have entered into a non-solicitation agreement, in favor of OPC, pursuant to which they agreed not to market to or solicit any of the merchants of the Portfolio for a period of 10 years from the Closing Date.

The Purchase Agreement also provides for a right of first offer in favor of OPC, if, within one year from the Closing Date, UBC desires to sell any of its future rights and entitlements to any residuals under any other merchant agreements. A copy of the Purchase Agreement is attached hereto as Exhibit 2.1.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The details of the acquisition are set out in Item 1.01 above which is incorporated into this Item 2.01 by reference. Neither UBC nor any of its officers or directors has any material relationship with the Registrant or any of its affiliates, any director or officer of the Registrant or any associate of any such director or officer. A copy of the Purchase Agreement is attached hereto as Exhibit 2.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

The Registrant expects that the financial statements for the acquired business required by this item will be filed within the time period required by Item 9.01 of Form 8-K.

(b)	Pro forma financial information.

The Registrant expects that the pro forma financial statements relating to this acquisitions required by this item will be filed within the time period required by Item 9.01 of Form 8-K.

(c)	Exhibits.
Exhibit Number	Description

2.1

Purchase Agreement dated May 6, 2005. All disclosure schedules and exhibits, except Schedule 1.1 containing the definitions, have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2005	Optimal Group Inc. (Registrant)
	By:	/s/ Holden L. Ostrin

Name: Holden L. Ostrin
Title: Co-Chairman